INVESTMENT STRATEGY QUARTERLY
Fidelity Private Credit Fund (FPCF)
Q2 2024

Key Portfolio Metrics & Investment Approach
Philosophy & Process
Performance & New Investments
Direct Lending Environment & Outlook
Important Information

Portfolio Performance & Characteristics

Focused on generating current income and an attractive risk-adjusted return

Distribution Yield	Annualized Return Inception to Date	First Lien Senior Secured	Floating Rate Investments
10.1%[1]	12.9%[2]	99.6%	99.6%

Investment Approach

- Fidelity Private Credit Fund seeks to generate attractive current income by originating *senior secured* loans to privately-owned companies
- We focus on direct lending to private-equity owned, middle market companies with a strong cash flow profile and attractive growth prospects
- Senior secured loans are positioned in the most protected level of the capital structure, potentially mitigating risk of loss
- These loans have floating interest rates, also potentially reducing price volatility

Illustrative Capital Structure for a Borrower


First
Priority of Payments
Last
Fidelity Direct Lending Focus
Senior Secured Debt
Unsecured & Junior Capital
Common Equity
Higher
Protection Against Loss
Lower

Portfolio Credit Metrics

Loan to Value	Senior Leverage	Interest Coverage	Yield to Average
40%	4.3X	2.1X	11.7%

All portfolio data shown as of 6/30/24. [1]Annualized distribution yield is calculated by annualizing the current declared distribution and dividing by the last reported monthly net asset value We cannot guarantee that we will make distributions, and if we do, we may fund such distributions from sources other than cash flow from operations, including the sale of assets, borrowings, return of capital, or offering proceeds, and we have no limits on the amounts we may pay from such sources. See the Fund's prospectus. Distributions may also be funded in significant part, directly or indirectly, from temporary waivers or expense reimbursements borne by the Adviser or its affiliates, that may be subject to reimbursement to the Adviser or its affiliates. The repayment of any amounts owed to our affiliates will reduce future distributions to which you would otherwise be entitled. The Fund will post notices regarding distributions subject to Section 19(a} of the investment Company Act of 1940, if applicable. [2]Fund Inception 3/13/2023. While our strategic focus is within the range indicated above, the fund may selectively make investments in companies outside this range. Past performance of an index is no guarantee of future results. An investment may be risky and may not be suitable for an investor's goals, objectives and risk tolerance. Investors should be aware that an investment's value may be volatile and any investment involves the risk that you may lose money. Loan to Value is the average at closing for directly originated loans. Senior Leverage is the current weighted average for directly originated loans. Interest Coverage is the pro-forma trailing 12-month ratio. Yield to Average is the current weighted average of all investments, including directly originated loans and syndicated loans.

Fidelity INVESTMENTS

Not FDIC Insured ● May Lose Value ● No Bank Guarantee

Philosophy and Process The broader Private Credit Fund team is led by a senior leadership team averaging more than 20 years of middle market credit experience. We strategically focus on lending to companies in the core and lower-middle markets* while investing opportunistically in the upper-middle market. We prioritize sourcing investments through trusted private equity sponsors, that stand as reliable counterparties, offering experience in managing businesses and conducting high-quality due-diligence on potential investments. We construct the portfolio with investments that undergo a rigorous underwriting process utilizing a bottom-up, fundamental investment approach. We believe that proper loan documentation is important, and we always seek to negotiate effective structural features (covenants) to help protect capital in the event a borrower experiences challenges. Strategic Focus Across the Middle Market *Core and lower-middle market companies are those with earnings generally less than $75M. Earnings is generally defined as Earnings before interest, taxes and depreciation (EBITDA). Past performance is no guarantee of future results. The statements and opinions are subject to change at any time, based on markets and other conditions. Independent Fundamental Due Diligence Underwrite the Owner Work with trusted sponsors who value our relationship; Maintain selectivity and assess track record Underwrite the Company Thorough understanding of operations and ability to generate consistent, stable cash flow ensuring business can stand on its own Underwrite the Industry Deep evaluation of market dynamics impacting industry, including in-depth communication with Fidelity's industry analysts Validate the Investment Thesis Evaluate the sponsor's business plan for growth, analyze deal structure and legal docs and company’s ability to service debt INVESTMENT STRATEGY QUARTERLY Fidelity Private Credit Fund (FPCF) Q2 2024 Core Middle Market Upper Middle Market Lower Middle Market Key Investment Considerations ● Sponsor ● Business Risk ● Leverage ● Covenants ● Effective Yield ● Portfolio Impact ● Fidelity Role Key Portfolio Metrics & Investment Approach Philosophy & Process Performance & New Investments Direct Lending Environment & Outlook Important Information

Direct Lending Environment & Market Outlook Broadly syndicated loan issuance recovered strongly through the first half of 2024, putting pressure on direct lending pricing and structure. This dynamic was most pronounced in the upper-middle market (borrowers that typically generate in excess of $75M of EBITDA annually). Spreads have declined around 100 to 150 basis points since Q4 2022 in this sector of the middle market. New LBO deal volume increased for the fourth consecutive month in June 2024 while total deal volume more than doubled during the first half of 2024 compared to the same period in 2023. Refinancing activity represented about 55% of all deal volume through June compared to about 12% for the same period the year prior. The recent increase in new LBO deals suggests that the bid/ask spread currently inhibiting deal volume may be beginning to dissipate, signaling a potential resurgence in direct-lending investment opportunities looking forward. The core and lower-middle markets continued to exhibit relatively stable deal volume. Spreads in these segments have declined around 50 to 100 bps since the peak in spreads in late 2022 and early 2023. Deals closed through the later half of 2022 and the first half of 2023 may potentially remain material contributors for direct lenders as sponsors capitalize on declining spreads and seek to refinance 2022 and 2023 vintage loans to reduce debt service burdens for borrowers. Capital structures continue to reflect the possibility of “higher for longer” rates with equity capitalization at the higher end of the historical range – generally 45% to 55%, or more, in the core and lower-middle market. Despite these broader market pressures, middle market direct-loan yields remain historically attractive. Base rates remain slightly above 5%, producing all in yields in the 10% to 12% range. Senior Investment Leadership Team Therese Icuss Managing Director Co-Lead Portfolio Manager David Gaito Head of Direct Lending Co-Lead Portfolio Manager Past performance is no guarantee of future results. The statements and opinions are subject to change at any time, based on markets and other conditions. INVESTMENT STRATEGY QUARTERLY Fidelity Private Credit Fund (FPCF) Q2 2024 Jeffrey Scott Managing Director Co-Lead Portfolio Manager Key Portfolio Metrics & Investment Approach Philosophy & Process Performance & New Investments Direct Lending Environment & Outlook Important Information

INVESTMENT STRATEGY QUARTERLY Fidelity Private Credit Fund (FPCF) Q2 2024 Risk Factors Investors should review the offering documents, including the description of risk factors contained in the Fund's Prospectus (the "Prospectus"), prior to making a decision to invest in the securities described herein. The Prospectus will include more complete descriptions of the risks described below as well as additional risks relating to, among other things, conflicts of interest and regulatory and tax matters. Any decision to invest in the securities described herein should be made after reviewing such Prospectus, conducting such investigations as the investor deems necessary and consulting the investor’s own legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment in the Fund. There is no assurance that we will achieve our investment objective. An investment in our Common Shares may not be appropriate for all investors and is not designed to be a complete investment program. This is a “blind pool” offering and thus you will not have the opportunity to evaluate our investments before we make them. You should not expect to be able to sell your shares regardless of how we perform. You should consider that you may not have access to the money you invest for an extended period of time. We do not intend to list our shares on any securities exchange, and we do not expect a secondary market in our shares to develop. Because you may be unable to sell your shares, you will be unable to reduce your exposure in any market downturn. We intend to implement a share repurchase program, but only a limited number of shares will be eligible for repurchase and repurchases will be subject to available liquidity and other significant restrictions. An investment in our Common Shares is not suitable for you if you need access to the money you invest. We cannot guarantee that we will make distributions, and if we do we may fund such distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, or return of capital, and we have no limits on the amounts we may pay from such sources. Distributions may also be funded in significant part, directly or indirectly, from temporary waivers or expense reimbursements borne by the Adviser or its affiliates, that may be subject to reimbursement to the Adviser or its affiliates. The repayment of any amounts owed to the Adviser or its affiliates will reduce future distributions to which you would otherwise be entitled. We use leverage, which will magnify the potential for loss on amounts invested in us. We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Common Shares less attractive to investors. We intend to invest primarily in securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Below investment grade securities, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be illiquid and difficult to value. Information provided herein is for discussion and illustrative purposes only and is not a recommendation or an offer or solicitation to buy or sell any security or for any investment advisory service. This sales and advertising literature is neither an offer to sell nor a solicitation of an offer to buy securities. An offering is made only by the prospectus. This literature must be read in conjunction with the prospectus in order to fully understand all of the implications and risks of the offering of securities to which the prospectus relates. A copy of the prospectus must be made available to you in connection with any offering. No offering is made except by a prospectus filed with the Department of Law of the State of New York. Neither the Securities and Exchange Commission, the Attorney-General of the State of New York nor any other state securities regulator has approved or disapproved of our securities or determined if the prospectus is truthful or complete. Any representation to the contrary is a criminal offense. Fidelity Private Credit Fund is managed by Fidelity Diversified Solutions LLC, a registered investment adviser, and is offered by Fidelity Distributors Company LLC (FDC LLC), a registered broker-dealer. 1140231.2.1 FIDELITY DISTRIBUTORS COMPANY LLC, 500 SALEM STREET, SMITHFIELD, RI 02917 1.9912558.101